UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2008, the Board of Directors of Technology Research Corporation (“the Company”) approved an amendment to Article III, Section 3, of the Company’s Bylaws to provide for the selection of a Lead Director in the event that the Chairperson of the Board of Directors is an executive officer or former executive officer of the Company.

Article III, Section 3, of the Bylaws provides that if the Chair of the Board is not present, the Lead Director shall chair meetings of the Board of Directors and the Executive Committee and will perform such other duties as may be assigned by the Board of Directors or Bylaws.  The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Name of Exhibit

3.1	Amended and Restated Bylaws of Technology Research Corporation, as amended on May 15, 2008

527716.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: May 21, 2008	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance CFO